FOR IMMEDIATE RELEASE                            EXHIBIT 99.1

SELECT COMFORT CORPORATION TO ANNOUNCE
FIRST QUARTER RESULTS

Minneapolis - (Apr. 13, 2015) - Select Comfort Corporation (NASDAQ: SCSS) will release results for the first quarter ended Apr. 4, 2015, after close of the regular trading session on Apr. 22, 2015.

Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) that day. To listen to the call, please dial (800) 593-9959 (international participants dial (517) 308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website.

The webcast replay will remain available in the investor relations area of the company’s website for approximately 60 days.

About Select Comfort Corporation
SLEEP NUMBER, a sleep innovation leader, delivers unparalleled sleep experiences by offering high-quality, innovative sleep products and services. The company is the exclusive designer, manufacturer, marketer, retailer and servicer of a complete line of Sleep Number® beds including our newest addition, the SleepIQ Kids™ bed. Only the Sleep Number bed offers SleepIQ® technology - proprietary sensor technology that works directly with the bed’s DualAir™ system to track and monitor each individual’s sleep. SleepIQ technology communicates how you slept and what adjustments you can make to optimize your sleep and improve your daily life. Sleep Number also offers a full line of exclusive sleep products including FlexFit™ adjustable bases and Sleep Number® pillows, sheets and other bedding products. Consumers also benefit from a unique, value-added retail experience at one of the more than 460 Sleep Number® stores across the country, online at SleepNumber.com, or via phone at (800) Sleep Number or (800) 753-3768.

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Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@selectcomfort.com

Media Contact: Tim Lynch/Scott Bisang; Joele Frank, Wilkinson Brimmer Katcher;
(212) 355-4449